UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 27, 2025

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2025, Augusta Gold Corp. a Nevada corporation (the “Company”), executed an amended Schedule A (the “Amended Schedule A”) to its amended and restated secured promissory note issued to Augusta Investments Inc. on September 13, 2022, as amended and restated on March 27, 2024, and as amended by Amendment Number One dated June 28, 2024, Amendment Number Two on September 20, 2024, and Amendment Number 3 on December 27, 2024 (the “Amended and Restated Note”).

The Amended Schedule A evidenced Augusta Investments Inc. loaning the Company an additional $250,000 effective as of March 20, 2025, pursuant to the terms and conditions of the Amended and Restated Note (the “Additional Loan”). As amended by the Amended Schedule A, the Amended and Restated Note is for a principal amount of $30,601,339.

Outside of adding the Additional Loan to the principal amount of the Amended and Restated Note, the Amended Schedule A did not amend, alter, restated or otherwise change the principal terms and conditions of the Amended and Restated Note as described in Item 1.01 of the Company’s Current Reports as filed on September 19, 2022, March 28, 2024, July 5, 2024, October 2, 2024, and December 31, 2024 which disclosure is incorporated herein by reference.

On March 27, 2025, the Company entered into Amendment Number One (the “Amendment”) to its previously issued Unsecured Promissory Note Purchase Agreement dated February 26, 2024 (the “Purchase Agreement”) with Donald R. Taylor, pursuant to which Mr. Taylor agreed to purchase an unsecured promissory note in the amount of US$262,500, including an earned origination fee in the amount of US$12,500 (the “Taylor Note”).

The Amendment amends the Purchase Agreement to: (i) amend the terms of the Purchase Agreement such that all amounts loaned to the Company under the Purchase Agreement are set forth on Schedule A to the Taylor Note, as amended and restated, from time to time; (ii) amend the Purchase Agreement to provide for multiple closings to occur at mutually agreed upon dates as necessary; and (iii) amend the deliverable documents for each closing.

In connection with the Amendment, Mr. Taylor loaned the Company an additional US$100,000, and the Company issued an amended and restated Taylor Note to Mr. Taylor dated March 27, 2025 (the “Amended and Restated Taylor Note”). The Amended and Restated Taylor Note amends the Taylor Note to provide that the principal amount due and payable thereunder will be set forth on Schedule A thereto, as amended from time to time, by the mutual agreement of the parties. As issued on March 27, 2025, the Amended and Restated Taylor Note is for a principal amount of $362,500, which includes (i) the original issue amount of the Taylor Note on February 26, 2024 of $262,500, and (ii) the $100,000 loan on March 27, 2025. The Amended and Restated Taylor Note otherwise has the same terms and conditions of the Taylor Note, as disclosed in Item 1.01 of the Company’s Current Reports on Form 8-K as filed on March 1, 2024 and December 31, 2024, which disclosure is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amended Schedule A, dated March 27, 2025, to the Amended and Restated Note
10.2	Amendment Number One to the Purchase Agreement dated March 27, 2025
10.3	Amended and Restated Taylor Note dated March 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: March 28, 2025	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	General Counsel

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